EXHIBIT 13

                                    AFFIDAVIT
                                    ---------


THE STATE OF TEXAS   )
                     )
COUNTY OF HARRIS     )

     Rodney E. Gerik, being first duly sworn, states that he is Associate General Counsel, Duke Energy Corporation; that he is authorized to execute this Affidavit on behalf of Duke Energy Corporation; and that he is familiar with the sale by Westcoast Energy Inc. ("Westcoast Energy") of its interests in Shanghai WEI-Gang Energy Company Ltd. ("WEI-Gang"), Centra Gas British Columbia Inc.
("Centra  Gas"),  and Centra Gas Whistler Inc. ("Whistler"); and further states:

     1. On March 6, 2002, Westcoast Energy sold its interest in WEI-Gang to PSEG Shanghai BFG Company, a Cayman Islands corporation;

     2. On March 7, 2002, Westcoast Energy sold its interest in Centra Gas and Whistler to B.C. Gas Inc., a British Columbia corporation.


                                                DUKE ENERGY CORPORATION.

                                                /s/  Rodney E. Gerik
                                                --------------------------------
                                                Rodney E. Gerik
                                                Associate General Counsel
                                                Duke Energy Corporation


Subscribed and sworn to before me this    7th     day of March,  2002.
                                       ---------

                                                /s/  Felicia C. Lee
                                                --------------------------------
                                                Notary Public, State of Texas


                                                My Commission Expires:

                                                     02-23-2004
                                                --------------------------------


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